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                                                                      Exhibit 15

July 17, 2000



To the Board of Directors of First Community Bancshares


We are aware of the incorporation by reference in the Registration Statement Nos. 333-63865 and 333-31338 of First Community Bancshares, Inc. relating to the unaudited consolidated interim financial statements of First Community Bancshares that are included in its Forms 10-Q for the quarter ended June 30, 2000.



/s/ Ernst & Young LLP
Charleston, West Virginia


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